Exhibit 4.5

AMENDED AND RESTATED INTERCREDITOR AGREEMENT

This AMENDED AND RESTATED INTERCREDITOR AGREEMENT (this “Agreement”), is dated as of October 20, 2016 and entered into by and between Bank of America, N.A. (“Bank of America”), in its capacity as collateral agent for the First Lien Claimholders (as defined below), (in such capacity, the “Initial First Lien Collateral Agent”, as hereinafter further defined), U.S. Bank National Association (“U.S. Bank”), in its capacity as collateral agent for the Second Lien Claimholders (as defined below) (in such capacity, the “Initial Second Lien Collateral Agent”, as hereinafter further defined), each Additional First Lien Collateral Agent (as defined below) from time to time party hereto for the Additional First Lien Claimholders (as defined below) and each Additional Second Lien Collateral Agent (as defined below) from time to time party hereto for the Additional Second Lien Claimholders (as defined below). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

R E C I T A L S

A. SunOpta Inc., a corporation organized under the laws of Canada (“SunOpta”), SunOpta Foods Inc., a Delaware corporation (“SunOpta Foods”), and certain other subsidiaries of SunOpta, the lenders party thereto and Bank of America, as administrative agent and collateral agent, have entered into the First Lien Revolving Credit Agreement that provides for a multi-jurisdictional and multi-currency revolving credit facility;

B. SunOpta Foods, the guarantors party thereto, the lending institutions from time to time party thereto and Bank of Montreal (“BMO”), as administrative agent and collateral agent, are parties to the Second Lien Term Loan Agreement that provides for a senior secured term loan facility;

C. Bank of America, in its capacity as administrative agent and collateral agent under the First Lien Revolving Credit Agreement, and BMO, in its capacity as administrative agent and collateral agent under the Second Lien Term Loan Agreement, were parties to the Intercreditor Agreement, dated as of February 11, 2016 (the “Existing Intercreditor Agreement”);

D. SunOpta Foods, the guarantors party thereto and U.S. Bank, as trustee and collateral agent, are entering into the Second Lien Notes Indenture and SunOpta Foods intends to issue 9.5% Senior Secured Second Lien Notes due 2022 thereunder in exchange for all term loans outstanding under the Second Lien Term Loan Agreement and to terminate the obligations of SunOpta Foods and the guarantors thereunder (the “Second Lien Term Loan Exchange”);

E. In connection with the Second Lien Term Loan Exchange, the parties hereto have agreed to amend and restate the Existing Intercreditor Agreement in its entirety as set forth in this Agreement to, among other things, provide that U.S. Bank shall replace BMO as the Initial Second Lien Collateral Agent on the date hereof.

F. Pursuant to the First Lien Revolving Credit Agreement, each of SunOpta and SunOpta Foods has agreed to cause certain of its current and future subsidiaries to guarantee the

First Lien Obligations (such current and future subsidiaries guaranteeing and/or, other than SunOpta and SunOpta Foods, becoming directly liable in respect of, any First Lien Obligations, the “First Lien Guarantors”); and pursuant to the Second Lien Notes Indenture, SunOpta has agreed to guarantee and to cause certain of its current and future subsidiaries to guarantee the Second Lien Obligations (SunOpta and such current and future subsidiaries (other than SunOpta Foods) guaranteeing and/or becoming directly liable in respect of, any Second Lien Obligations, the “Second Lien Guarantors”);

G. The First Lien Obligations will be secured on a first priority basis by Liens on certain assets of the SunOpta, SunOpta Foods and the First Lien Guarantors, respectively, pursuant to the terms of the First Lien Collateral Documents;

H. Subject to certain exceptions set forth in the Agreed Security Principles, the Second Lien Obligations will be secured on a second priority basis by Liens on certain assets of SunOpta, SunOpta Foods and the Second Lien Guarantors, respectively, pursuant to the terms of the Second Lien Collateral Documents;

I. The First Lien Documents and the Second Lien Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral and certain other matters; and

J. In order to induce the First Lien Collateral Agents and the First Lien Claimholders to consent to the incurrence and securing of the Second Lien Obligations and to induce the First Lien Claimholders to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor, each Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, has agreed to the terms and conditions set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree that the Existing Intercreditor Agreement is amended and restated in its entirety as follows:

SECTION 1.	DEFINITIONS.

Section 1.1. Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“Additional First Lien Claimholder” shall mean any person party to any Additional First Lien Document, as a lender, noteholder, owner, holder or creditor.

“Additional First Lien Collateral Agent” shall mean any agent, trustee or other representative, if any, of the Additional First Lien Claimholders in respect of any Additional First Lien Obligations.

“Additional First Lien Document” shall mean (i) any agreement, document or instrument governing or evidencing any Additional First Lien Obligations and (ii) the First Lien Intercreditor Agreement.

“Additional First Lien Obligations” shall have the meaning assigned to that term in Section 9.3.

“Additional Second Lien Claimholder” shall mean any person party to any Additional Second Lien Document, as a lender, noteholder, owner, holder or creditor.

“Additional Second Lien Collateral Agent” shall mean any agent, trustee or other representative, if any, of the Additional Second Lien Claimholders in respect of any Additional Second Lien Obligations.

“Additional Second Lien Document” shall mean (i) any agreement, document or instrument governing or evidencing any Additional Second Lien Obligations and (ii) the Second Lien Intercreditor Agreement.

“Additional Second Lien Obligations” shall have the meaning assigned to that term in Section 9.3.

“Agents” shall mean, collectively, each First Lien Collateral Agent and each Second Lien Collateral Agent, sometimes being referred to herein individually as an “Agent”.

“Agreed Security Principles” shall mean the Agreed Security Principles as set out in Exhibit A hereto.

“Agreement” shall have the meaning assigned to that term in the preamble to this Agreement.

“Bank of America” shall have the meaning assigned to that term in the preamble to this Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.

“Bankruptcy Law” shall mean the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada) and any similar federal, state, provincial or foreign law for the relief of debtors including any corporate statute that provides for same.

“BMO” shall have the meaning assigned to that term in the Recitals to this Agreement.

“Borrowers” shall mean SunOpta, SunOpta Foods and any other Person that at any time is or becomes a borrower or issuer in respect of any First Lien Obligations and/or any Second Lien Obligations, as the case may be, and their respective successors and assigns.

“Business Day” shall mean any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in New York, New York or Toronto, Ontario.

“Capital Lease” shall mean, with respect to a Person, any lease or other arrangement relating to property or assets which would be required to be accounted for as a capital lease on a balance sheet of that Person in accordance with GAAP. The amount of any Capital Lease at any date shall be the amount of the obligation in respect thereof which would be included on the balance sheet.

“Cash Collateral” shall have such meaning as such term is defined in Section 363(a) of the Bankruptcy Code.

“Collateral” shall mean all of the assets and property (whether real, personal or mixed), rights, interests, and privileges of any Grantor constituting both First Lien Collateral and Second Lien Collateral.

“Contingent Obligation” shall mean, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability of that Person will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under any agreement entered into by such Person in connection with the management of foreign exchange risks and interest rate risks; (d) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement; (e) for the obligations of another through any agreement to purchase, repurchase or otherwise acquire any obligation of another Person or any property constituting security therefor, or to provide funds for the payment or discharge of such obligation; and (f) to maintain the solvency, financial condition or any balance sheet item or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or supported.

“DCC” shall mean the Dutch Civil Code (Burgerlijk Wetboek).

“Designated First Lien Collateral Agent” shall mean (i) if at any time there is only one First Lien Collateral Agent for the First Lien Obligations with respect to which the Discharge of First Lien Obligations has not occurred, such First Lien Collateral Agent, (ii) at any time when clause (i) does not apply, the “Controlling Collateral Agent” or such similar term under, or as defined in, the First Lien Intercreditor Agreement at such time. Each Second Lien Collateral

Agent shall treat the Initial First Lien Collateral Agent as the Designated First Lien Collateral Agent until it receives a written notice from the Designated First Lien Collateral Agent that another First Lien Collateral Agent became the Designated First Lien Collateral Agent.

“Designated Second Lien Collateral Agent” shall mean (i) the Initial Second Lien Collateral Agent, so long as the Second Lien Notes are the only Second Lien Obligations under this Agreement and (ii) at any time when clause (i) does not apply, the “Controlling Collateral Agent” or such similar term under, or as defined in, the Second Lien Intercreditor Agreement at such time. Each First Lien Collateral Agent shall treat the Initial Second Lien Collateral Agent as the Designated Second Lien Collateral Agent until it receives a written notice from the Designated Second Lien Collateral Agent that another Second Lien Collateral Agent became the Designated Second Lien Collateral Agent.

“DIP Financing” shall have the meaning assigned to that term in Section 6.1.

“Discharge of First Lien Obligations” shall mean:

(a) payment in full in cash (or other consideration acceptable to each of the First Lien Claimholders) of the principal of, reimbursement obligations with respect to, and interest, fees and expenses (including interest, fees and expenses accruing (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees and expenses would be allowed in such Insolvency or Liquidation Proceeding) on all Indebtedness constituting First Lien Obligations other than the First Lien Obligations consisting of unasserted Contingent Obligations and other than any First Lien Obligations described in clause (d) of this definition that are cash collateralized;

(b) payment in full in cash (or other consideration acceptable to each of the First Lien Claimholders) of all other First Lien Obligations that are due and payable or otherwise accrued at or prior to the time such principal, reimbursement obligations, and interest are paid pursuant to clause (a) above;

(c) termination or expiration of all commitments, if any, to extend credit that would constitute First Lien Obligations; and

(d) termination or cash collateralization (in an amount and manner reasonably satisfactory to each applicable First Lien Collateral Agent) of all letters of credit issued under the First Lien Documents and constituting First Lien Obligations.

“Dutch Law Governed Liens” shall mean any Lien governed by the laws of the Netherlands.

“Event of Default” shall mean an “Event of Default” under any First Lien Document or any Second Lien Document, as applicable.

“Existing Intercreditor Agreement” shall have the meaning assigned to that term in the Recitals to this Agreement.

“First Lien Claimholders” shall mean, collectively, all “Lenders” as such term is defined in the First Lien Revolving Credit Agreement and any similar term used in any Additional First Lien Documents, any person party to the First Lien Documents as a lender, noteholder, owner, holder, creditor or counterparty to a swap or cash management agreement (and including any other lender, noteholder, owner, holder, creditor or counterparty to a swap or cash management agreement or group of lenders, noteholders, owners, holders, creditors or counterparties to swaps or cash management agreement that at any time Refinances all or any portion of the First Lien Obligations or is otherwise party to the First Lien Documents as a lender, noteholder, owner, holder, creditor or counterparty to a swap or cash management agreement); sometimes being referred to herein individually as a “First Lien Claimholder”.

“First Lien Collateral” shall mean all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any First Lien Obligations and shall include all assets in which the First Lien Collateral Agents are deemed to have a lien pursuant to Section 2.3.

“First Lien Collateral Agent” shall mean the Initial First Lien Collateral Agent and its successors and assigns and, if applicable after the date hereof, any Additional First Lien Collateral Agent and its successors and assigns, including any replacement or successor agent or any additional agent, in its capacity as agent, trustee or other representative (if any) for any Additional First Lien Claimholders under any applicable Additional First Lien Documents.

“First Lien Collateral Documents” shall mean the “Security Documents” as defined in the First Lien Revolving Credit Agreement and any similar term used in any Additional First Lien Document to describe any Additional First Lien Document that creates and/or perfects or purports to create and/or perfect any Lien on the First Lien Collateral for the benefit of the applicable First Lien Claimholders under such Additional First Lien Documents.

“First Lien Documents” shall mean (a) the First Lien Revolving Credit Agreement, (b) the First Lien Collateral Documents, (c) any Additional First Lien Documents and (d) all other agreements, documents and instruments (including any applicable swap agreements or cash management agreements secured by the First Lien Collateral Documents) at any time executed and/or delivered by any Grantor or any other person to, with, or in favor of, any First Lien Collateral Agent or any First Lien Claimholder in connection with the documents referred to in clauses (a) through (c) above or related to any thereof, as all of the foregoing now exist or may hereafter be Refinanced.

“First Lien Grantors” shall mean, collectively, SunOpta, SunOpta Foods, the First Lien Guarantors and each other Person that has or may from time to time hereafter execute and deliver a First Lien Collateral Document as a “debtor,” “grantor” or “pledgor” (or the equivalent thereof).

“First Lien Guarantors” shall have the meaning assigned to that term in the Recitals to this Agreement.

“First Lien Intercreditor Agreement” shall mean, at any time when there are two or more First Lien Collateral Agents, an intercreditor agreement among the First Lien Grantors and each of the First Lien Collateral Agents.

“First Lien Obligations” shall mean all “Obligations” as such term is defined in the First Lien Revolving Credit Agreement and any similar term used in any Additional First Lien Documents, obligations, liabilities and Indebtedness of every kind, nature and description owing by any Grantor to any First Lien Collateral Agent or any First Lien Claimholder, including principal, interest, charges, fees, premiums, indemnities and expenses (including attorney’s fees and expenses), however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the First Lien Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the First Lien Documents or after the commencement of any case with respect to any Grantor under the Bankruptcy Code or any other Insolvency or Liquidation Proceeding (and including any principal, interest, fees, costs, expenses and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“First Lien Revolving Credit Agreement” shall mean the Credit Agreement, dated as of February 11, 2016, among SunOpta Inc., SunOpta Foods, Inc., The Organic Corporation B.V., and each of the other borrowers and guarantors party thereto, certain other parties thereto, Bank of America. N.A., as administrative agent, the Initial First Lien Collateral Agent and the lenders from time to time party thereto.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States, applicable to the relevant Person, applied in a consistent manner from period to period.

“Governmental Authority” shall mean the government of the United States, Canada or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantors” shall mean, collectively, each Person that is both a First Lien Grantor and a Second Lien Grantor.

“Guarantors” shall mean, collectively, each Person that is both a First Lien Guarantor and a Second Lien Guarantor.

“Indebtedness” shall mean, with respect to any Person, without duplication, (a) all debts and liabilities of the Person for borrowed money; (b) all Contingent Obligations of the Person; (c) any obligation, contingent or other, which is required to be classified in accordance with GAAP upon the Person’s balance sheet as a liability; (d) any obligation secured by any Lien existing on property owned or acquired by the Person subject to the Lien whether or not the obligation secured thereby shall have been assumed; (e) any debt or liability of the Person representing the deferred acquisition cost of property or assets created or arising under any conditional sale agreement or other title retention agreement even though the rights and remedies of the seller under that agreement in the event of default are limited to repossession or sale of property or assets covered thereby; (f) any liabilities, contingent, unmatured or other, under indemnities given in respect of any bankers’ acceptance, letter of credit or letter of guarantee; (g) any operating lease under which the Person has furnished a residual value guarantee in respect of which the Person is liable as lessee; and (h) any Capital Lease by which the Person is bound.

“Initial First Lien Collateral Agent” shall mean Bank of America in its capacity as collateral agent under the First Lien Revolving Credit Agreement and the other First Lien Documents to which it is a party, and also includes its successors and assigns, including any replacement or successor agent or any additional agent.

“Initial Second Lien Collateral Agent” shall mean U.S. Bank, in its capacity as collateral agent under the Second Lien Notes Indenture and the other Second Lien Documents to which it is a party, and also includes its successors and assigns, including any replacement or successor agent or any additional agent.

“Insolvency or Liquidation Proceeding” shall mean:

(a) any voluntary or involuntary case, proposal or proceeding under any Bankruptcy Law with respect to any Grantor;

(b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case, proposal or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its respective assets;

(c) any liquidation, dissolution, reorganization or winding up of any Grantor or its securities whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;

(d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor; or

(e) in relation to a Dutch Borrower (as defined in the First Lien Revolving Credit Agreement), bankruptcy (faillissement) or, to the extent applicable, (provisional) suspension of payments ((voorlopige) surseance van betaling) as meant in the Dutch insolvency act (faillissementswet).

“Intercreditor Agreement Joinder” shall mean, with respect to any Grantor, any Additional First Lien Collateral Agent or any Additional Second Lien Collateral Agent, an instrument substantially in the form of Exhibit B hereto, executed by such Grantor, such Additional First Lien Collateral Agent or such Additional Second Lien Collateral Agent and, in the case of any Additional First Lien Collateral Agent or Additional Second Lien Collateral Agent, acknowledged by each applicable Agent in accordance with Section 9.3 hereof.

“Lien” shall mean any deed of trust, mortgage, lien, security interest, pledge, hypothec, charge or encumbrance of any kind in respect of any real, personal, tangible, intangible or mixed property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

“Lien Enforcement Action” shall mean (i) commencing any statutory, judicial, non-statutory or non-judicial foreclosure proceedings with respect to the Collateral, or (ii) any action to take possession or control of, or sell or otherwise realize upon or otherwise exercise remedies with respect to the Collateral.

“Obligations” shall mean the First Lien Obligations and the Second Lien Obligations, collectively and individually, as context may require.

“PPSA” means the Personal Property Security Act (Ontario) and, to the extent applicable to the perfection of security in the Collateral, any other comparable act in force in another Canadian province, in each case as amended or modified from time to time.

“Permitted Reorganization Securities” shall mean debt or equity securities of any Grantor or any other Person, which (x) are provided for by a plan of reorganization, composition, deed of company arrangement, plan of arrangement, adjustment or readjustment or proposal of any Grantor or of its securities or other liabilities that has been adopted pursuant to an Insolvency or Liquidation Proceeding, or any other judicial, governmental or statutory proceeding, and confirmed or approved by a court or other Governmental Authority, if any, having jurisdiction over such proceeding, and (y) if secured by a Lien upon any property of the reorganized debtor on account of the First Lien Obligations and the Second Lien Obligations, the provisions of this Agreement shall apply to such Liens.

“Person” shall mean any natural person, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

“Pledged Collateral” shall have the meaning assigned to that term in Section 5.4.

“Recovery” shall have the meaning assigned to that term in Section 6.6.

“Refinance” shall mean, in respect of any Indebtedness (the “Refinanced Indebtedness”), any Indebtedness incurred in exchange for or as a replacement of (including by entering into alternative financing arrangements in respect of such exchange or replacement (in whole or in part), by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, or, after the original instrument giving rise to such Indebtedness has been terminated, by entering into any credit agreement, loan agreement, note purchase agreement, indenture or other agreement), or the net proceeds of which are to be used for the purpose of modifying, extending, refinancing, renewing, replacing, redeeming, repurchasing, defeasing, amending, supplementing, restructuring, repaying, prepaying, retiring, extinguishing or refunding such Refinanced Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Release Event” means the occurrence and continuance of an Event of Default under any First Lien Document and the taking of any Lien Enforcement Action by any First Lien Collateral Agent against all or any portion of the Collateral.

“Second Lien Claimholders” shall mean any person party to the Second Lien Documents as a lender, noteholder, owner, holder, creditor or counterparty to a swap or cash management agreement (and, including any other lender, noteholder, owner, holder, creditor or counterparty to a swap or cash management agreement or group of lenders, noteholders, owners, holders, creditors or counterparties to swaps or cash management agreements that at any time Refinances all or any portion of the Second Lien Obligations or is otherwise party to the Second Lien Documents as a lender, noteholder, owner, holder, creditor or counterparty to a swap or cash management agreement); sometimes being referred to herein individually as a “Second Lien Claimholder”.

“Second Lien Collateral” shall mean all of the assets and property of any Grantor with respect to which a Lien is granted or purported to be granted as security for any Second Lien Obligations.

“Second Lien Collateral Agent” shall mean the Initial Second Lien Collateral Agent and its successors and assigns and any Additional Second Lien Collateral Agent and its successors and assigns, including any replacement or successor agent or trustee or any additional agent or trustee, in its capacity as agent, trustee or other representative (if any) under any applicable Additional Second Lien Documents.

“Second Lien Collateral Documents” shall mean the “Collateral Documents” as defined in the Second Lien Notes Indenture and any similar term used in any Additional Second Lien Document to describe any Additional Second Lien Document that creates and/or perfects or purports to create and/or perfect any Lien on the Second Lien Collateral for the benefit of the applicable Second Lien Claimholders under such Additional Second Lien Documents.

“Second Lien Documents” shall mean, collectively, the following: (a) the Second Lien Notes Indenture, (b) the Second Lien Notes, (c) the Second Lien Collateral Documents, (d) any Additional Second Lien Documents and (e) all agreements, documents and instruments (including any applicable swap agreements or cash management agreements secured by the Second Lien Collateral Documents) at any time executed and/or delivered by any Grantor or any other person to, with or in favor of, any Second Lien Collateral Agent or Second Lien Claimholder in connection with any of the documents referred to in clauses (a) through (d) above or related to any thereto, as all of the foregoing now exist or may hereafter be Refinanced (in whole or in part).

“Second Lien Grantors” shall mean, collectively, SunOpta, SunOpta Foods, the Second Lien Guarantors and each other Person that has or may from time to time hereafter execute and deliver a Second Lien Collateral Document as a “debtor,” “grantor” or “pledgor” (or the equivalent thereof).

“Second Lien Guarantors” shall have the meaning assigned to that term in the Recitals to this Agreement.

“Second Lien Intercreditor Agreement” shall mean, at any time when there are two or more Second Lien Collateral Agents, an intercreditor agreement among the Second Lien Grantors and each of the Second Lien Collateral Agents.

“Second Lien Notes” shall mean, collectively, the 9.5% Senior Secured Second Lien Notes due 2022 issued by SunOpta Foods pursuant to the Second Lien Note Indenture.

“Second Lien Notes Indenture” shall mean the Indenture, dated as of October 20, 2016, by and among SunOpta Foods, the guarantors party thereto, the Trustee and the Initial Second Lien Collateral Agent with respect to the Second Lien Notes.

“Second Lien Obligations” shall mean all obligations, liabilities and Indebtedness of every kind, nature and description owing by any Grantor to any Second Lien Collateral Agent or any Second Lien Claimholder, including principal, interest, charges, fees, premiums, indemnities and expenses (including attorney’s fees and expenses), however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the Second Lien Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Second Lien Documents or after the commencement of any case with respect to any Grantor under the Bankruptcy Code or any other Insolvency or Liquidation Proceeding (and including any principal, interest, fees, costs, expenses and other amounts that would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Second Lien Term Loan Agreement” shall mean the Second Lien Loan Agreement, dated as of October 9, 2015, among SunOpta, SunOpta Foods, the guarantors party thereto, the lending institutions party thereto, BMO, as administrative agent and collateral agent.

“Second Lien Term Loan Exchange” shall have the meaning assigned to that term in the Recitals to this Agreement.

“Standstill Period” shall have the meaning assigned to that term in Section 3.1.

“SunOpta” shall have the meaning assigned to that term in the Recitals.

“SunOpta Foods” shall have the meaning assigned to that term in the Recitals.

“Triggering Event” shall mean the acceleration of any First Lien Obligations.

“Trustee” shall mean the “Trustee” under and as defined in the Second Lien Notes Indenture.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York, as amended or modified from time to time.

U.S. Bank” shall have the meaning assigned to that term in the preamble to this Agreement.

Section 1.2. Terms Generally. With reference to this Agreement, unless otherwise specified herein: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns and as to any Borrower, any Guarantor or any other Grantor, shall be deemed to include a receiver, trustee or debtor-in-possession on behalf of such Person, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Recitals, Sections, Exhibits and Schedules shall be construed to refer to Recitals and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”, (k) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as amended, restated, renewed, extended, supplemented or otherwise modified from time to time, and (l) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

SECTION 2.	LIEN PRIORITIES.

Section 2.1. Relative Priorities. Each Second Lien Collateral Agent, for itself and on behalf of each Second Lien Claimholder with respect to which such Second Lien Collateral Agent is acting as Agent, and each First Lien Collateral Agent, for itself and on behalf of each First Lien Claimholder with respect to which such First Lien Collateral Agent is acting as Agent, agrees that, notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral (or purported to be granted on the Collateral) or of any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, PPSA, or any other applicable law or the Second Lien Documents or any defect or deficiencies in, or failure to perfect, the Liens securing the First Lien Obligations or any other circumstance whatsoever:

(a) any Lien (other than the Dutch Law Governed Liens) on the Collateral (or purported to be granted on the Collateral) securing any First Lien Obligations now or hereafter held by or on behalf of, or created for the benefit of, any First Lien Collateral Agent or any First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral (or purported to be granted on the Collateral) securing any Second Lien Obligations;

(b) any Lien (other than the Dutch Law Governed Liens) on the Collateral (or purported to be granted on the Collateral) securing any Second Lien Obligations now or hereafter held by or on behalf of, or created for the benefit of, any Second Lien Collateral Agent, any Second Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral (or purported to be granted on the Collateral) securing any First Lien Obligations; and

(c) each Second Lien Claimholder agrees with any Dutch Borrower that it, in accordance with clause 3:277 subsection 2 of the DCC, subordinates (achterstelt) all of its present and future claims (vorderingen) on such Dutch Borrower to any present and future claim of the First Lien Claimholder on such Dutch Borrower.

All Liens on the Collateral (or purported to be granted on the Collateral) securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of any Borrower, any other Grantor or any other Person, or are otherwise voided, avoided, invalidated or lapsed.

Section 2.2. Prohibition on Contesting Liens. Each Second Lien Collateral Agent, for itself and on behalf of each Second Lien Claimholder with respect to which such Second Lien Collateral Agent is acting as Agent, and each First Lien Collateral Agent, for itself and on behalf of each First Lien Claimholder with respect to which such First Lien Collateral Agent is acting as Agent, agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of a Lien held by or the allowability of any claim asserted by, or on behalf of any of the First Lien Claimholders in the First Lien Collateral or by or on behalf of any of the Second Lien Claimholders in the Second Lien Collateral, as the case may be, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to (a) prevent or impair the rights of any First Lien Collateral Agent or any First Lien Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the First Lien Obligations as provided in Sections 2.1 and 3.1, or (b) restrict the ability of the Second Lien Collateral Agent or any Second Lien Claimholder to vote in a manner that is consistent with the terms and conditions of this Agreement on any plan of reorganization, plan of arrangement, proposal or similar plan in any Insolvency or Liquidation Proceeding, or take any action expressly permitted by Section 3.1(c).

Section 2.3. New Liens and Guarantors. So long as the Discharge of First Lien Obligations has not occurred, and regardless of whether any Insolvency or Liquidation Proceeding has been commenced by or against a Borrower or any other Grantor, the parties hereto (including each Borrower and each other Grantor) agree that (a) no Borrower shall, nor shall it permit any other Grantor to, grant or permit any additional Liens on any asset or property to secure any Second Lien Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the First Lien Obligations, and (b) except as permitted by the Agreed Security Principles, no Borrower shall, nor shall it permit any other Grantor to, grant or permit any additional Liens on any asset or property to secure any First Lien Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the Second Lien Obligations or such asset or property is excluded from the Second Lien Collateral pursuant to the Second Lien Documents. To the extent that this Section 2.3 is not complied with for any reason, without limiting any other rights and remedies available to the First Lien Collateral Agents and/or the First Lien Claimholders, each Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

Section 2.4. Similar Liens and Agreements. Other than as provided by and in accordance with the Agreed Security Principles, the parties hereto (including the Borrowers and each other Grantor) agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be substantially identical. In furtherance of the foregoing and of Section 9.9, the parties hereto agree, subject to the other provisions of this Agreement:

(a) upon request by any First Lien Collateral Agent or any Second Lien Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Documents and the Second Lien Documents; and

(b) to provide that any Lien obtained by any First Lien Claimholder or any Second Lien Claimholder in respect of any judgment obtained in respect of any Obligations shall be subject in all respects to the terms of this Agreement.

Notwithstanding anything in this Agreement or any other First Lien Documents or Second Lien Document to the contrary, collateral consisting of cash and deposit account balances pledged to secure First Lien Obligations consisting solely of reimbursement obligations in respect of Letters of Credit issued pursuant to any First Lien Documents, including such cash deposit balances held pursuant to Section 8.15(c) of the First Lien Revolving Credit Agreement (or any equivalent successor provision) shall be applied as specified in the First Lien Documents and will not be subject to provisions of Sections 2.3 and 2.4 of this Agreement.

SECTION 3.	ENFORCEMENT.

Section 3.1. Exercise of Remedies. (a) Until the Discharge of First Lien Obligations has occurred, and regardless of whether any Insolvency or Liquidation Proceeding has been commenced by or against a Borrower or any other Grantor, each Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, agrees that such Second Lien Collateral Agent and such Second Lien Claimholders:

(i) will not initiate or maintain any Lien Enforcement Action; provided, however, that such Second Lien Collateral Agent and any such Second Lien Claimholder may exercise any or all rights or remedies with respect to the Collateral after the period of at least 180 days has elapsed since the date on which the Designated First Lien Collateral Agent received notice from any Second Lien Collateral Agent of the occurrence of an Event of Default under any Second Lien Obligations under the Second Lien Documents and of its intent to exercise rights and remedies with respect to the Collateral (the “Standstill Period”); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall such Second Lien Collateral Agent or any such Second Lien Claimholder exercise any rights or remedies with respect to the Collateral if, notwithstanding the expiration of the Standstill Period, any First Lien Collateral Agent or any First Lien Claimholders shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of the Collateral or is stayed from exercising any rights and remedies under applicable law (including any Bankruptcy Law);

(ii) will not contest, oppose, protest or object to any Lien Enforcement Action or action brought by any First Lien Collateral Agent or any First Lien Claimholder or any other exercise by any First Lien Collateral Agent or any First Lien Claimholder of any rights and remedies relating to the Collateral under the First Lien Documents or otherwise (including set-off and the right to credit bid their debt) and has no right to direct any First Lien Collateral Agent to take any foreclosure or other action;

(iii) subject to their rights under the first proviso to clause (a)(i) above, will not object to (and waive any and all claims with respect to) the forbearance by any First Lien Collateral Agent or any First Lien Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral, in each case so long as the Liens granted to secure the Second Lien Obligations of the Second Lien Collateral Agents and the Second Lien Claimholders attach to the proceeds thereof subject to the relative priorities described in Section 2;

(iv) will not deliver or require any Grantor to deliver any notice or direction to any third party (including, without limitation, any bank, insurance company or contract counterparty) or seek to enter into any direct agreement with any such third party in relation to the Collateral of such Grantor.

(b) Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against a Borrower or any other Grantor, subject to the first proviso to Section 3.1(a)(i), the First Lien Collateral Agents and the First Lien Claimholders shall have the exclusive right to initiate or maintain any Lien Enforcement Action without any consultation with or the consent of any Second Lien Collateral Agent or any Second Lien Claimholder. In exercising rights and remedies with respect to the Collateral, each First Lien Collateral Agent and each First Lien Claimholder may enforce the provisions of the First Lien Documents and exercise remedies thereunder (including set-off and the right to credit bid their debt), all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding the foregoing clauses (a) and (b), any Second Lien Collateral Agent and any Second Lien Claimholder may, to the extent the same (x) would be in compliance with Section 2 and (y) would not materially hinder or interfere with any Lien Enforcement Action that is being taken by any First Lien Collateral Agent or any First Lien Claimholders:

(i) file a claim, proof of claim or statement of interest with respect to the Second Lien Obligations in a manner that is consistent with the terms and conditions of this Agreement; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Borrower or any other Grantor or the respective property;

(ii) take any action in order to create, perfect, preserve or protect (but not enforce) its Lien on the Collateral pursuant to the Second Lien Collateral Documents, so long as such action is (x) not adverse to the priority status in accordance with this Agreement of Liens on the Collateral securing the First Lien Obligations or the rights of the First Lien Collateral Agents’ or the First Lien Claimholders’ to exercise remedies and (y) is otherwise in accordance with this Agreement;

(iii) file any responsive or defensive pleadings or other materials in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of the Second Lien Claimholders, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv) vote on any plan of reorganization, plan of arrangement, proposal or similar plan in any Insolvency or Liquidation Proceeding (subject in the case of the Initial Second Lien Collateral Agent and the Trustee, to the provisions of the Second Lien Notes Indenture restricting any such vote) in a manner that is consistent with the terms and conditions of this Agreement, file any proof of claim, make other filings and make any arguments and motions with respect to the Second Lien Obligations and the Collateral that may be asserted by an unsecured creditor so long as such filings, arguments and motions do not violate or are otherwise inconsistent with this Agreement;

(v) exercise any of its rights or remedies with respect to the Collateral after the termination of the Standstill Period to the extent permitted by Section 3.1(a)(i);

(vi) bid for or purchase Collateral at any private, judicial or public sale or foreclosure of such Collateral (including any sale in any Insolvency or Liquidation Proceeding); provided that such bid may not include a “credit bid” in respect of any Second Lien Obligations unless the net cash proceeds of such bid are sufficient to cause the Discharge of First Lien Obligations at the closing of such bid; and

(vii) inspect or appraise the Collateral or receive information or reports concerning the Collateral in accordance with the Second Lien Collateral Documents.

Each Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any Collateral, until the Discharge of First Lien Obligations has occurred, except as expressly provided in Section 3.1(a)(i), and any Collateral or proceeds thereof received in connection with any such exercise pursuant to Section 3.1(a)(i) shall be applied pursuant to Section 4. Without limiting the generality of the foregoing, until the Discharge of First Lien Obligations has occurred, except as expressly provided in Sections 3.1(a), 6.3(b) and this Section 3.1(c), the sole right of the Second Lien Collateral Agents and the Second Lien Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second Lien Collateral Documents for the period and to the extent granted therein and to receive the proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred.

(d) Subject to Sections 3.1(a), (c) and (e), Section 6.1 and Section 6.3(b):

(i) each Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, agrees that such Second Lien Collateral Agent and such Second Lien Claimholders will not take any action that would hinder any exercise of remedies under the First Lien Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise;

(ii) each Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, hereby waives any and all rights it or such Second Lien Claimholders may have as a junior lien creditor to object to the manner in which any First Lien Collateral Agent or any First Lien Claimholder seeks to enforce or collect the First Lien Obligations or the Liens securing the First Lien Obligations granted in any of the First Lien Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of any First Lien Collateral Agent or any First Lien Claimholder is adverse to the interest of the Second Lien Claimholders; and

(iii) each Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Collateral Documents or any other Second Lien Documents (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of any First Lien Collateral Agent or any First Lien Claimholder with respect to the Collateral as set forth in this Agreement and the First Lien Documents; provided, however, that nothing in this section shall be deemed to waive any default or event of default that may arise under any Second Lien Documents.

(e) Except as specifically set forth in Section 2.2, Sections 3.1(a) and (d) and Section 6.1, nothing in this Agreement shall prevent the Second Lien Collateral Agents and the Second Lien Claimholders from exercising rights and remedies available to unsecured creditors against a Borrower or any other Grantor that has granted Liens to secure the Second Lien Obligations (both prior to and during an Insolvency or Liquidation proceeding) in accordance with the terms of the Second Lien Documents and applicable law so long as such rights and remedies do not violate, or not otherwise inconsistent with, any provision of this Agreement; provided that in the event that any Second Lien Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of rights available to an unsecured creditor with respect to the Second Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Lien Obligations) as the other Liens securing the Second Lien Obligations are subject to this Agreement.

(f) Nothing in this Agreement shall prohibit the receipt by any Second Lien Collateral Agent or any Second Lien Claimholder of the required payments of interest, principal and other amounts owed in respect of the Second Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by any Second Lien Collateral Agent or any Second Lien Claimholder of rights or remedies (including set-off) in respect of the Collateral. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies any First Lien Collateral Agent or any First Lien Claimholder may have with respect to the First Lien Collateral.

SECTION 4.	PAYMENTS.

Section 4.1. Application of Proceeds. So long as the Discharge of First Lien Obligations has not occurred, and regardless of whether any Insolvency or Liquidation Proceeding has been commenced by or against a Borrower or any other Grantor, Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by the First Lien Collateral Agents or First Lien Claimholders, shall be applied by the Designated First Lien Collateral Agent first, to any costs of collection, enforcement, release of security and other related costs of the First Lien Collateral Agents and, to the extent acting at the direction or request of a First Lien Collateral Agent, the Second Lien Collateral Agent, and then to the First Lien Obligations in such order as specified in the relevant First Lien Documents (including the First Lien Intercreditor Agreement, if any). Upon the Discharge of First Lien Obligations, the Designated First Lien Collateral Agent shall deliver to the Designated Second Lien Collateral Agent any Collateral and proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Designated Second Lien Collateral Agent to the Second Lien Obligations in such order as specified in the Second Lien Documents (including the Second Lien Intercreditor Agreement, if any).

Section 4.2. Payments Over. So long as the Discharge of First Lien Obligations has not occurred, and regardless of whether any Insolvency or Liquidation Proceeding has been commenced by or against a Borrower or any other Grantor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3 and/or Sections 6.3 and 6.7 but excluding Permitted Reorganization Securities and/or any cash payments for current fees and expenses permitted under Section 6.3(b)(v)) received by any Second Lien Collateral Agent or any Second Lien Claimholder in connection with the exercise of any right or remedy (including set-off) relating to the Collateral shall be segregated and held in trust and forthwith paid over to the Designated First Lien Collateral Agent, for the benefit of the First Lien Claimholders, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Designated First Lien Collateral Agent is hereby authorized to make any such endorsements as agent for any such Second Lien Collateral Agent or any such Second Lien Claimholders. This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations has occurred.

SECTION 5.	RELEASES; DISPOSITIONS; OTHER AGREEMENTS.

Section 5.1. Releases. (a) Until the Discharge of First Lien Obligations, each First Lien Collateral Agent, on behalf of the First Lien Claimholders with respect to which such First Lien Collateral Agent is acting as Agent, will have the exclusive right (subject to the first proviso to Section 3.1(a)(i) above and the provisions of clause (b) below) to make determinations regarding the release or disposition of any Collateral in connection with any Release Event or otherwise, without any consultation with, consent of or notice to any Second Lien Collateral Agent or any Second Lien Claimholder.

(i) If in connection with a Release Event and the application of the proceeds of sale thereof in accordance with Section 4.1, any First Lien Collateral Agent, for itself or on behalf of any of the First Lien Claimholders with respect to which such First Lien Collateral Agent is acting as Agent, releases any of its Liens on any part of the Collateral or releases any Guarantor from its obligations under its guarantee of the First Lien Obligations upon the sale of such Collateral or all the equity interests of any Grantor, then the Liens, if any, of each Second Lien Collateral Agent, for itself or for the benefit of the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, on such Collateral, and the obligations of such Guarantor under its guarantee of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released; provided that, such release by the Second Lien Collateral Agents and the Second Lien Claimholders shall not extend to or otherwise affect any of the rights of the Second Lien Collateral Agents or the Second Lien Claimholders to the proceeds from any such sale or other disposition of Collateral that remain after the Discharge of First Lien Obligations, subject to the terms hereof.

(ii) If, other than in connection with a Release Event, any First Lien Collateral Agent, for itself or on behalf of any of the First Lien Claimholders with respect to which such First Lien Collateral Agent is acting as Agent, releases any of its Liens on any part of the Collateral, or all the equity interests of any Grantor or releases a Guarantor from its obligation under its guarantee of the First Lien Obligations, then the Liens, if any, of each Second Lien Collateral Agent, for itself or for the benefit of the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, on such Collateral shall be automatically, unconditionally and simultaneously released and such Guarantor shall be released from its Obligations under its guarantee of the Second Lien Obligations (unless such release occurs in connection with the discharge in full of the then outstanding First Lien Obligations, which discharge is not in connection with a replacement or refinancing of such First Lien Obligations, it being understood that in the case of such a replacement or refinancing, the Second Lien Obligations will be secured on a second priority basis by Collateral that secures First Lien Obligations that are outstanding after giving effect to any such replacement or refinancing, subject to the Agreed Security Principles);

(iii) Each Second Lien Collateral Agent, for itself or on behalf of any such Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, promptly shall execute and deliver to the Designated First Lien Collateral Agent or such Guarantor such termination statements, releases and other documents as such First Lien Collateral Agent or such Guarantor may reasonably request to effectively confirm any release contemplated by this Section 5.1. In the event the closing of the sale or disposition of the Collateral subject to release pursuant to this Section 5.1 in the case of a Release Event is not consummated, each applicable First Lien Collateral Agent shall promptly return all release documents to each applicable Second Lien Collateral Agent.

(b) If in connection with any disposition of any Collateral permitted under the terms of the First Lien Documents and Second Lien Documents, any First Lien Collateral Agent, for itself or on behalf of any of the First Lien Claimholders with respect to which such First Lien Collateral Agent is acting as Agent, releases any of its Liens on any part of such Collateral being disposed of, or releases any Guarantor from its obligations under its guarantee of the First Lien Obligations upon the sale of all the equity interests of such Grantor, then the Liens, if any, of each Second Lien Collateral Agent, for itself or for the benefit of the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, on such Collateral, and the obligations of such Guarantor under its guarantee of the Second Lien Obligations shall be automatically, unconditionally and simultaneously released irrespective of the existence of an event of default under the Second Lien Documents at the time of the disposition or release. Each Second Lien Collateral Agent, for itself or on behalf of the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, promptly shall execute and deliver to such First Lien Collateral Agent or such Guarantor such customary termination statements, releases and other documents as such First Lien Collateral Agent or such Guarantor may reasonably request to effectively confirm such release in connection with such disposition.

(c) Until the Discharge of First Lien Obligations has occurred, each Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, hereby irrevocably constitutes and appoints each First Lien Collateral Agent and any officer or agent of such First Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Lien Collateral Agent or such holder or in such First Lien Collateral Agent’s own name, from time to time in such First Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release; provided that such First Lien Collateral Agent shall only exercise such right upon the failure of such Second Lien Collateral Agent to take any action or execute any document or instrument when required to do so pursuant to the terms of this Section 5.1.

(d) Until the Discharge of First Lien Obligations has occurred, to the extent that the First Lien Collateral Agents or the First Lien Claimholders (i) have released any Lien on Collateral and any such Liens are later reinstated or (ii) obtain any new Liens then, subject to certain exceptions set forth in the Second Lien Documents and subject to the Agreed Security Principles, each Second Lien Collateral Agent, for itself and for the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, shall be granted a Lien on any such Collateral, subject to the lien subordination or other provisions of this Agreement.

Section 5.2. Insurance. Until the Discharge of First Lien Obligations has occurred, the First Lien Collateral Agents and the First Lien Claimholders shall have the sole and exclusive right, subject to the rights of the Grantors under the First Lien Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Until the Discharge of First Lien Obligations has occurred, and subject to the rights of the Grantors under the First Lien Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Collateral shall be paid to the Designated First Lien Collateral Agent for the benefit of the First Lien Claimholders pursuant to the terms of the First Lien Documents (including the First Lien Intercreditor Agreement, if any) (including for purposes of cash collateralization of letters of credit) and thereafter, to the extent no First Lien Obligations are outstanding, and subject to the rights of the Grantors under the Second Lien Documents, to the Designated Second Lien Collateral Agent for the benefit of the Second Lien Claimholders to the extent required under the Second Lien Collateral Documents and then, to the extent no First Lien Obligations or Second Lien Obligations are outstanding to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations has occurred, if any Second Lien Collateral Agent or any Second Lien Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall pay such proceeds over to the Designated First Lien Collateral Agent in accordance with the terms of Section 4.2.

Section 5.3. Amendments to First Lien Documents and Second Lien Documents. (a) The First Lien Documents may be amended, restated, renewed, extended, supplemented or otherwise modified in accordance with their terms and the First Lien Obligations may be Refinanced, in each case without notice to, or the consent of, any Second Lien Collateral Agent or any Second Lien Claimholder, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that (i) such Refinancing is permitted by the Second Lien Documents and (ii) the holders of such Refinancing debt (or their representative, agent or trustee on behalf of such holders) bind such holders to the terms of this Agreement, as First Lien Claimholders, by executing and delivering an Intercreditor Agreement Joinder or in a writing addressed to each other First Lien Collateral Agent (if any) for the benefit of itself and the First Lien Claimholders with respect to which such First Lien Collateral Agent is acting as Agent and each Second Lien Collateral Agent, for the benefit of itself and the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent.

(b) In the event that each applicable First Lien Collateral Agent and/or the First Lien Claimholders enter into any amendment, restatement, waiver or consent in respect of any of the First Lien Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Collateral Document or changing in any manner the rights of the First Lien Collateral Agents, the First Lien Claimholders or any Grantor thereunder (including the release of any Liens in First Lien Collateral) in a manner that is applicable to all First Lien Obligations, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Second Lien Collateral Document without the consent of any Second Lien Collateral Agent or any Second Lien Claimholder and without any action by any Second Lien Collateral Agent or any Grantor; provided, however, that (x) no such amendment, restatement, waiver or consent shall (i) remove assets subject to the Lien of any Second Priority Collateral Document, except as provided for in Section 5.1(a) or (b) in respect of a concurrent release of the corresponding Lien of any First Priority Collateral Document or (ii) amend, modify or otherwise adversely affect the rights or duties of any Second Lien Collateral Agent without its prior written consent and (y) written notice of such amendment, restatement, waiver or consent shall have been given to each Second Lien Collateral Agent within 10 Business Days after the effectiveness of such amendment, restatement, waiver or consent.

(c) Prior to the Discharge of First Lien Obligations, without the prior written consent of the First Lien Collateral Agents, no Second Lien Document may be amended, restated, renewed, extended, supplemented, otherwise modified to the extent such any such amendment, restatement, renewal, extension, supplement or other modification or the terms of any new Second Lien Document would contravene the provisions of this Agreement.

(d) The Second Lien Obligations may be Refinanced to the extent that (i) such refinancing is permitted by the First Lien Documents and (ii) the holders of such Refinancing debt (or their representative, agent or trustee on behalf of such holders) bind such holders to the terms of this Agreement, as Second Lien Claimholders, by executing and delivering an Intercreditor Agreement Joinder or in a writing addressed to each First Lien Collateral Agent for the benefit of itself and the First Lien Claimholders with respect to which such First Lien Collateral Agent is acting as Agent and each other Second Lien Collateral Agent (if any), for the benefit of itself and the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent.

(e) Each Borrower agrees that each Second Lien Collateral Document shall at all times include the following language (or language to similar effect approved by the Designated First Lien Collateral Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to [the applicable Second Lien Collateral Agent] pursuant to this Agreement and the exercise of any right or remedy by the Second Lien Collateral Agent hereunder are subject to the provisions of the Amended and Restated Intercreditor Agreement dated as of October 20, 2016 (as amended, restated, renewed, extended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), between Bank of America, N.A., as Initial First Lien Collateral Agent, and U.S. Bank National Association, as Initial Second Lien Collateral Agent, and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

Section 5.4. Bailee for Perfection. (a) Except with respect to cash collateral held pursuant to the terms of the First Lien Revolving Credit Agreement as in effect on the date hereof, each First Lien Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees), to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or PPSA, as applicable, or any similar applicable law (such Collateral being the “Pledged Collateral”), as collateral agent for the First Lien Claimholders and as bailee and agent for the Second Lien Collateral Agents (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC or any comparable provisions of the PPSA, as applicable, or any similar applicable law), and any assignee of such First Lien Collateral Agent solely for the purpose of perfecting the security interest granted under the First Lien Documents and the Second Lien Documents, respectively shall be subject to the terms and conditions of this Section 5.4. Each Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, appoints each First Lien Collateral Agent as its agent solely for the purpose of perfecting its security interest in the Pledged Collateral, including Deposit Accounts and Securities Accounts (as such terms are defined in the UCC) and Accounts and Securities Accounts (as such terms are defined in the PPSA) or such similar terms as may be used in any similar applicable law maintained with such First Lien Collateral Agent.

(b) No First Lien Collateral Agent shall have any obligation whatsoever to the other First Lien Collateral Agents, the First Lien Claimholders, the Second Lien Collateral Agents or the Second Lien Claimholders to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities of each First Lien Collateral Agent under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee and agent in accordance with this Section 5.4 and delivering the Pledged Collateral in its possession upon a Discharge of First Lien Obligations as provided in paragraph (d) below.

(c) Any First Lien Collateral Agent acting pursuant to this Section 5.4 shall not have by reason of the First Lien Collateral Documents, the Second Lien Collateral Documents, this Agreement or any other document a fiduciary relationship in respect of the other First Lien Collateral Agents, the First Lien Claimholders, the Second Lien Collateral Agents or the Second Lien Claimholders.

(d) Upon the Discharge of First Lien Obligations, the First Lien Collateral Agents shall, to the extent it is then legally permitted to do so, deliver the remaining Pledged Collateral (if any) together with any necessary endorsements (without representation, warranty or recourse), first, to the Designated Second Lien Collateral Agent to the extent Second Lien Obligations remain outstanding as confirmed by the Designated Second Lien Collateral Agent, and, to the extent that the Designated Second Lien Collateral Agent confirms no Second Lien Obligations are outstanding, second, to the Grantors to the extent no First Lien Obligations or Second Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). Each First Lien Collateral Agent further agrees, upon the Discharge of First Lien Obligations, to take all other action reasonably requested by the Designated Second Lien Collateral Agent at the expense of the Borrowers in connection with the Second Lien Collateral Agents and the Second Lien Claimholders obtaining a first-priority interest in the Collateral.

Section 5.5. Purchase Right. Without prejudice to the enforcement of the First Lien Claimholders remedies, each First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders with respect to which such First Lien Collateral Agent is acting as Agent, agrees that at any time within 30 days of the occurrence of a Triggering Event, the Second Lien Collateral Agents or the Second Lien Claimholders will have the right to purchase the entire aggregate amount of (but not less than the entire amount of) outstanding First Lien Obligations (including unfunded commitments under any First Lien Documents and all obligations with respect to letters of credit) at par (plus interest, fees and expenses accrued through the date of purchase, and any applicable prepayment penalty or premium) in cash, without warranty or representation or recourse, on a pro rata basis across First Lien Claimholders. In order to exercise such purchase right, the Second Lien Collateral Agents and/or the Second Lien Claimholders desiring to exercise such right shall deliver written notice of such exercise to the Designated First Lien Collateral Agent and shall consummate the purchase of such First Lien Obligations within not less than five Business Days and not more than 10 Business Days after delivery of such written notice.

Section 5.6. Injunctive Relief. Should any Second Lien Collateral Agent or any Second Lien Claimholder, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to the Collateral), or fail to take any action required by this

Agreement, any First Lien Collateral Agent or any First Lien Claimholder (in its or their own name or in the name of a Borrower) or a Borrower may obtain relief against such Second Lien Collateral Agent or such Second Lien Claimholder, as applicable, by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by each Second Lien Collateral Agent, on behalf of itself and each Second Lien Claimholder with respect to which such Second Lien Collateral Agent is acting as Agent, that (a) the First Lien Claimholders’ damages from its actions may be difficult to ascertain and may be irreparable, and (b) such Second Lien Collateral Agent and each such Second Lien Claimholder waives any defense that the Borrowers, the First Lien Collateral Agents and/or the First Lien Claimholders cannot demonstrate damage and/or be made whole by the awarding of damages.

Section 5.7. Notice of the Discharge of First Lien Obligations. The First Lien Collateral Agents agree to use its reasonable efforts to give to the Second Lien Collateral Agents prompt notice of the Discharge of First Lien Obligations, but the failure to give the foregoing notice shall not affect the validity of such discharge or create a cause of action against or cause a forfeiture of any rights of the First Lien Collateral Agents or create any claim or right on behalf of any third party.

Section 5.8. When Discharge of First Lien Obligations Deemed to Not Have Occurred. If, at any time substantially concurrently with or immediately after the Discharge of First Lien Obligations has occurred, SunOpta, SunOpta Foods, or any other Grantor incurs any First Lien Obligations (other than in respect of the payment of indemnities surviving the Discharge of First Lien Obligations), then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of First Lien Obligations) and the applicable agreement governing such First Lien Obligations shall automatically be treated as a First Lien Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein and the agent, representative or trustee for the holders of such First Lien Obligations shall be the Designated First Lien Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Designated First Lien Representative), each Second Lien Representative (including the Designated Lien Priority Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Grantors), including amendments, supplements or modifications to this Agreement, as the Grantors or such new First Lien Representative shall reasonably request in writing in order to provide the new First Lien Representative the rights of a First Lien Representative contemplated hereby, (b) deliver to such First Lien Representative, to the extent that it is legally permitted to do so, all Collateral, including all proceeds thereof, held or controlled by such Second Lien Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Collateral and (c) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new First Lien Representative is entitled to approve any awards granted in such proceeding.

SECTION 6.	INSOLVENCY OR LIQUIDATION PROCEEDINGS.

Section 6.1. Finance and Sale Issues. Until the Discharge of First Lien Obligations has occurred, if a Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and any First Lien Collateral Agent shall desire to permit the use of Cash Collateral on which such First Lien Collateral Agent or any other creditor has a Lien or to permit any Borrower or any other Grantor to obtain financing from any First Lien Claimholders (or any other Person that is approved and consented to by the First Lien Claimholders) under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law that is to be secured by the Collateral (“DIP Financing”), then each Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, agrees that it will raise no objection to such Cash Collateral use or DIP Financing (including by way of proposing an alternative DIP Financing) and to the extent the Liens securing the First Lien Obligations are subordinated to or equal in priority with such DIP Financing, will subordinate its Liens in the Collateral to the Liens securing such DIP Financing, to all adequate protection Liens granted to the First Lien Collateral Agent, and to any carve-out from the Collateral agreed to by the First Lien Collateral Agent, and will not seek or accept adequate protection or any other relief in connection therewith (except, as expressly agreed by the First Lien Collateral Agents or to the extent permitted by Section 6.3 or 6.8); provided that, (A) the aggregate principal amount of the DIP Financing plus the aggregate outstanding principal amount of First Lien Obligations (other than any First Lien Obligations in respect of any swap agreements or cash management agreements secured by the First Lien Collateral Documents) and the aggregate face amount of any letters of credit issued under the First Lien Documents and undrawn, or drawn and unreimbursed, does not exceed an amount equal to 115% of the greater of (A) $350.0 million and (B) the Borrowing Base (as defined in the Second Lien Notes Indenture) at the time such debt is incurred; and (B) any such DIP Financing is subject to the terms of this Agreement; provided further that, the foregoing shall not prevent the Second Lien Claimholders from exercising their rights to vote in favor of or against a plan of reorganization, plan of arrangement, proposal or similar plan in any Insolvency or Liquidation Proceeding in a manner that is consistent with this Agreement or taking any other action permitted under this Agreement. Each Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, agrees that it will raise no objection or oppose a motion to sell or otherwise dispose of any Collateral (and any post-petition assets subject to adequate protection Liens in favor of any First Lien Collateral Agent) free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code or any similar Bankruptcy Law if (1) the requisite First Lien Claimholders have consented to such sale or disposition of such assets and (2) the applicable court order approving such sale or disposition provides that that the Liens securing the First Lien Obligations and the Second Lien Obligations will attach to the proceeds of the sale or disposition on the same basis of priority as the Liens on the Collateral securing the First Lien Obligations rank to the Liens on the Collateral securing the Second Lien Obligations pursuant to this Agreement, and each Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, agrees that it will not (i) make any credit bid for any sale of Collateral unless the net cash proceeds of such bid are sufficient such that Discharge of First Lien Obligations will occur at the closing of such bid or (ii) object to any lawful exercise by any First Lien Collateral Claimholder of the right to credit bid First Lien

Obligations at any sale in connection with the foreclosure of the Collateral or otherwise under Section 363(k) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. If requested by any First Lien Collateral Agent in connection therewith, each Second Lien Collateral Agent shall affirmatively consent to the release of its lien in connection with such a sale or disposition.

Section 6.2. Relief from the Automatic Stay. Until the Discharge of First Lien Obligations has occurred, each Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, agrees that none of them shall (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, except with respect to actions expressly permitted by Section 3.1 without the prior written consent of the Designated First Lien Collateral Agent or (ii) object to any motion by the First Lien Collateral Agent or any other First Lien Claimholder seeking relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral.

Section 6.3. Adequate Protection. (a) Each Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, agrees that none of them shall contest (or support any other Person contesting):

(i) any request by any First Lien Collateral Agent or any First Lien Claimholders for adequate protection; or

(ii) any objection by any First Lien Collateral Agent or any First Lien Claimholders to any motion, relief, action or proceeding based on any First Lien Collateral Agent or any First Lien Claimholders claiming a lack of adequate protection.

(b) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

(i) if any First Lien Collateral Agent or the First Lien Claimholders (or any subset thereof) are granted adequate protection in the form of a Lien or additional or replacement collateral, then each Second Lien Collateral Agent, on behalf of itself or any of the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, may seek or request, without objection from any First Lien Collateral Agent or any First Lien Claimholders, adequate protection in the form of a Lien on such replacement or additional collateral, which Lien will be subordinated to the Liens securing and providing adequate protection for the First Lien Obligations and such Cash Collateral use or DIP Financing on the same basis as the other Liens securing the Second Lien Obligations are so junior and subordinated to the First Lien Obligations pursuant to the terms of this Agreement;

(ii) in the event any Second Lien Collateral Agent, on behalf of itself or any of the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, seeks or requests adequate protection in respect of Second Lien

Obligations and such adequate protection is granted in the form of a Lien on replacement or additional collateral, then such Second Lien Collateral Agent, on behalf of itself or any of the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, agrees that each First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders with respect to which such First Lien Collateral Agent is acting as Agent, shall also be granted a senior Lien on such replacement or additional collateral as security for the First Lien Obligations and for any Cash Collateral use or DIP Financing and that any Lien on such replacement or additional collateral securing or providing adequate protection of the Second Lien Obligations shall be subordinated to the Lien on such collateral securing the First Lien Obligations and any such DIP Financing or Cash Collateral use (and all Obligations relating thereto) and to any other Liens granted to the First Lien Claimholders as adequate protection on the same basis as the other Liens securing the Second Lien Obligations are so junior and subordinated to the Liens securing such First Lien Obligations pursuant to the terms of this Agreement;

(iii) if any one or more First Lien Collateral Agents and/or First Lien Claimholders are granted adequate protection in the form of an administrative expense claim under (§507(b) of the Bankruptcy Code or otherwise), then each First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders with respect to which such First Lien Collateral Agent is acting as Agent, agrees that each Second Lien Collateral Agent and each Second Lien Claimholder may also be entitled to seek, without objection from such First Lien Collateral Agent or the First Lien Claimholders with respect to which such First Lien Collateral Agent is acting as Agent, adequate protection in the form of an expense of administration claim, which administrative claim, if obtained, shall be junior and subordinate to the administrative claim of the First Lien Collateral Agents and the First Lien Claimholders pursuant to the terms of this Agreement;

(iv) if any one or more Second Lien Collateral Agents and/or Second Lien Claimholders are granted adequate protection in the form of an administrative expense claim (under §507(b) of the Bankruptcy Code or otherwise), then each Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, agrees that each First Lien Collateral Agent and each First Lien Claimholder may also be entitled to seek, without objection from such Second Lien Collateral Agent or the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, adequate protection in the form of an expense of administration claim, which administrative claim, if obtained, shall be senior to the administrative claim of the Second Lien Collateral Agents and the Second Lien Claimholders pursuant to the terms of this Agreement; and

(v) if any one or more First Lien Collateral Agents and/or First Lien Claimholders are granted adequate protection in the form of payments in the amount of current incurred fees and expenses and/or other cash payments, then First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders with respect to which such First Lien Collateral Agent is acting as Agent, agrees that each Second Lien Collateral Agent and each Second Lien Claimholder may also be entitled to seek adequate protection in the form of payments in the amount of current incurred fees and expenses and/or other cash payments (as applicable), subject to the right of the First Lien Collateral Agents and the First Lien Claimholders to object to such adequate protection only as to the reasonableness of the amount of such fees and expenses or other cash payments so sought by the Second Lien Collateral Agents and the Second Lien Claimholders.

Section 6.4. No Waiver. Subject to Sections 3.1(a) and (d), nothing contained herein shall prohibit or in any way limit any First Lien Collateral Agent or any First Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Lien Collateral Agent or any of the Second Lien Claimholders, including the seeking by any Second Lien Collateral Agent or any Second Lien Claimholders of adequate protection (except to the extent specifically allowed in Section 6.3(b)) or the asserting by any Second Lien Collateral Agent or any Second Lien Claimholders of any of its secured creditor rights and remedies under the Second Lien Documents or otherwise.

Section 6.5. 506(c) Claims. Until the Discharge of First Lien Obligations has occurred, each Second Lien Collateral Agent, on behalf of itself and each Second Lien Claimholder with respect to which such Second Lien Collateral Agent is acting as Agent, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the First Lien Obligations for costs or expenses of preserving or disposing of any Collateral.

Section 6.6. Avoidance Issues. If any First Lien Collateral Agent or any First Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of either Borrower or any other Grantor any amount paid in respect of First Lien Obligations (the “Recovery”), then such First Lien Collateral Agent or First Lien Claimholder shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

Section 6.7. Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization, plan of arrangement or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

Section 6.8. Post-Petition Interest. (a) No Second Lien Collateral Agent nor any Second Lien Claimholder shall oppose or seek to challenge any claim by any First Lien Collateral Agent or any First Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of any Liens of the First Lien Collateral Agents and the First Lien Claimholders, without regard to the existence of the Liens of the Second Lien Collateral Agents and the Second Lien Claimholders on the Collateral.

(b) No First Lien Collateral Agent nor any First Lien Claimholder shall oppose or seek to challenge any claim by any Second Lien Collateral Agent or any Second Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Liens of the Second Lien Collateral Agents and the Second Lien Claimholders on the Collateral (after taking into account the Liens of the First Lien Collateral Agents and the First Lien Claimholders on the Collateral).

Section 6.9. Waiver. Each Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, waives any claim it may hereafter have against any First Lien Collateral Agent or any First Lien Claimholder arising out of the election of any First Lien Collateral Agent or any First Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code with respect to the Collateral, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding and agrees, for itself and on behalf of the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, to make no election to apply Section 1111(b)(2) of the Bankruptcy Code in respect of its interest in the Collateral without the consent of the Designated First Lien Collateral Agent.

Section 6.10. Separate Grants of Security and Separate Classification. Each Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, and each First Lien Collateral Agent, for itself and on behalf of the First Lien Claimholders with respect to which such First Lien Collateral Agent is acting as Agent, acknowledges and agrees that:

(a) the grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants of Liens; and

(b) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization, plan of arrangement or similar dispositive restructuring plan proposed, confirmed or adopted in an Insolvency or Liquidation Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Collateral Agents and the First Lien Claimholders in respect of the Collateral, on one hand, and the claims of the Second Lien Collateral Agents and the Second Lien Claimholders in respect of the Collateral, on the other hand, constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions from the Collateral shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Collateral Agents and the Second Lien Claimholders), the First Lien Collateral Agents and the First Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest (including any additional interest payable pursuant to the First Lien Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding), fees and expenses before any distribution is made in respect of the claims held by the Second Lien Collateral Agents and the Second Lien Claimholders with respect to the Collateral, with each Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, hereby acknowledging and agreeing to turn over to the Designated First Lien Collateral Agent, for itself and on behalf of the other First Lien Collateral Agents and the First Lien Claimholders, amounts otherwise received or receivable by them from the Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Collateral Agents and the Second Lien Claimholders).

SECTION 7.	RELIANCE; WAIVERS; ETC.

Section 7.1. Reliance. Other than any reliance on the terms of this Agreement, each First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders with respect to which such First Lien Collateral Agent is acting as Agent, acknowledges that it and such First Lien Claimholders have, independently and without reliance on any Second Lien Collateral Agent or any Second Lien Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the First Lien Documents to which they are parties and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the First Lien Documents to which they are parties or this Agreement. Each Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, acknowledges that it and such Second Lien Claimholders have, independently and without reliance on any First Lien Collateral Agent or any First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Documents to which they are parties and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Documents to which they are parties or this Agreement.

Section 7.2. No Warranties or Liability. Each First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders with respect to which such First Lien Collateral Agent is acting as Agent, acknowledges and agrees that no Second Lien Collateral Agent nor any Second Lien Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise expressly provided herein, the Second Lien Collateral Agents and the Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Each Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, acknowledges and agrees that no First Lien Collateral Agent nor any First Lien Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise expressly provided herein, the First Lien Collateral Agents and the First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Collateral Agent and the Second Lien Claimholders shall have no duty to the First Lien Collateral Agent or any of the First Lien Claimholders, and the First Lien Collateral Agent and the First Lien Claimholders shall have no duty to the Second Lien Collateral Agent or any of the Second Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Borrower or any other Grantor (including the First Lien Documents and the Second Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

Section 7.3. No Waiver of Lien Priorities. (a) No right of the First Lien Claimholders, the First Lien Collateral Agents or any of them to enforce any provision of this Agreement or any First Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Borrower or any other Grantor or by any act or failure to act by any First Lien Claimholder or any First Lien Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Documents or any of the Second Lien Documents, regardless of any knowledge thereof which the First Lien Collateral Agents, the First Lien Claimholders or any of them may have or be otherwise charged with.

(b) Until the Discharge of First Lien Obligations has occurred, each Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert, or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

Section 7.4. Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Collateral Agents and the First Lien Claimholders and the Second Lien Collateral Agents and the Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Lien Documents or any Second Lien Documents;

(b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Document or any Second Lien Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any Lien on any Collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of any Borrower or any other Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Borrower or any other Grantor in respect of any First Lien Collateral Agent, the First Lien Obligations, any First Lien Claimholder, any Second Lien Collateral Agent, the Second Lien Obligations or any Second Lien Claimholder in respect of this Agreement.

SECTION 8.	[RESERVED].

SECTION 9.	MISCELLANEOUS.

Section 9.1. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Documents or the Second Lien Documents, the provisions of this Agreement shall govern and control.

Section 9.2. Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the First Lien Claimholders may continue, at any time and without notice to any Second Lien Collateral Agent or any Second Lien Claimholder subject to the Second Lien Documents, to extend credit and other financial accommodations and lend monies to or for the benefit of any Borrower or any Grantor constituting First Lien Obligations in reliance hereof. Each Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. This Agreement constitutes a “subordination agreement” under Section 510(a) of the Bankruptcy Code. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to a Borrower or any other Grantor shall include such Borrower or such Grantor as debtor and debtor-in-possession and any receiver or trustee for such Borrower or such Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect upon the earlier of the Discharge of all First Lien Obligations, subject to the rights of the First Lien Collateral Agents and the First Lien Claimholders under Section 6.6; and the date upon which the Second Lien Obligations shall have been paid in full.

The First Lien Claimholders and the Second Lien Claimholders are deemed to have consented to the terms of this Agreement.

Section 9.3. Amendments; Waivers; Additional Debt Facilities. No amendment, modification or waiver of any of the provisions of this Agreement by any Second Lien Collateral Agent or any First Lien Collateral Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Each First Lien Collateral Agent and each Second Lien Collateral Agent agree that it will at the request of the Borrowers and at the Borrowers’ expense enter into such amendments to this Agreement (including Intercreditor Agreement Joinders) as may be necessary to (A) (i) add other parties holding additional obligations that are (or are intended to be) secured on a priority basis that is equal to the priority basis on which the First Lien Obligations are secured by the Collateral (the “Additional First Lien Obligations”), to the extent such obligations and such security are not prohibited by any First Lien Document or any Second Lien Document and SunOpta delivers an officer’s certificate to such effect and an Intercreditor Agreement Joinder executed by the Additional First Lien Collateral Agent for the holders of such obligations to each of the Designated First Lien Collateral Agent and the Designated Second Lien Collateral Agent, (ii) establish that the Lien on the Collateral securing such Additional First Lien Obligations shall be on a priority basis that is equal in all respects to the priority basis of the Liens on the Collateral securing any First Lien Obligations on the terms set forth herein and shall share in the benefits of the Collateral equally and ratably with all Liens on the Collateral securing any First Lien Obligations and (iii) provide to the holders of such Additional First Lien Obligations (or any agent, trustee or representative thereof) the comparable rights and benefits as are provided to First Lien Claimholders under this Agreement and (B) (i) add other parties holding additional obligations that are (or are intended to be) secured on a priority basis that is equal or junior to the priority basis on which the Second Lien Notes are secured by the Collateral (the “Additional Second Lien Obligations”), to the extent such obligations and such security are not prohibited by any First Lien Document or any Second Lien Document and SunOpta delivers an officer’s certificate to such effect and an Intercreditor Agreement Joinder executed by the Additional Second Lien Collateral Agent for the holders of such obligations to each of the Designated First Lien Collateral Agent and the Designated Second Lien Collateral Agent, (ii) establish that the Lien on the Collateral securing such Additional Second Lien Obligations shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations on the terms set forth herein and (iii) provide to the holders of such Additional Second Lien Obligations (or any agent, trustee or representative thereof) the comparable rights and benefits as are provided to Second Lien Claimholders under this Agreement. Notwithstanding the foregoing, no Borrower nor any other Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected (which includes, but is not limited to, any amendment to the Grantors’ ability to cause additional obligations to constitute First Lien Obligations or Second Lien Obligations as the Borrowers may designate).

Section 9.4. Information Concerning Financial Condition of the Borrowers and the Guarantors. The First Lien Collateral Agents and the First Lien Claimholders, on the one hand, and the Second Lien Claimholders and the Second Lien Collateral Agents, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrowers and the Guarantors and all other endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. The First Lien Collateral Agents, First Lien Claimholders, Second Lien Collateral Agents and Second Lien Claimholders shall have no duty to advise any other Person of information known to it or them regarding such condition or any such circumstances or otherwise. In the event any First Lien Collateral Agent, any of the First Lien Claimholders, any Second Lien Collateral Agent, or any Second Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other Person, it or they shall be under no obligation:

(a) to make, and the First Lien Collateral Agents, First Lien Claimholders, Second Lien Collateral Agents and Second Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

Section 9.5. Subrogation. Each Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred.

Section 9.6. Application of Payments. Subject to the terms of this Agreement, all payments received by the First Lien Collateral Agents or the First Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations as is provided for in the First Lien Documents (including the First Lien Intercreditor Agreement, if any). Each Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, assents to any extension or postponement of the time of payment of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the First Lien Obligations and to the addition or, subject to the terms hereof, release of any other Person primarily or secondarily liable therefor.

Section 9.7. SUBMISSION TO JURISDICTION; WAIVERS. (A) EACH OF THE PARTIES HERETO, INCLUDING EACH BORROWER AND EACH OTHER GRANTOR, IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO, INCLUDING EACH BORROWER AND EACH OTHER GRANTOR, IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(I) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(II) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.8 HEREOF; AND

(III) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (II) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(B) EACH OF THE FIRST LIEN CLAIMHOLDERS, THE FIRST LIEN COLLATERAL AGENTS, THE SECOND LIEN CLAIMHOLDERS, THE SECOND LIEN COLLATERAL AGENTS, THE BORROWERS AND THE OTHER GRANTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD

NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.8. Notices. All notices to the Second Lien Claimholders and the First Lien Claimholders permitted or required under this Agreement shall also be sent to the Second Lien Collateral Agents and the First Lien Collateral Agents, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, or sent by fax or United States mail or courier service or e-mail and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of fax or e-mail, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Each Second Lien Collateral Agents and each First Lien Collateral Agents agree to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured e-mail, pdf, fax transmission or other similar unsecured electronic methods, provided, however, that such Second Lien Collateral Agent or such First Lien Collateral Agent, as applicable, shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If a Borrower, a Grantor or a First Lien Collateral Agent elects to give any Second Lien Collateral Agent e-mail or fax instructions (or instructions by a similar electronic method) and such Second Lien Collateral Agent in its discretion elects to act upon such instructions, such Second Lien Collateral Agent’s understanding of such instructions shall be deemed controlling. No Second Lien Collateral Agent shall be liable for any losses, costs or expenses arising directly or indirectly from such Second Lien Collateral Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction (except when such reliance and compliance occurs as a result of such Second Lien Collateral Agent’s gross negligence or willful misconduct). Each Borrower, each Grantor and each First Lien Collateral Agent agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to any Second Lien Collateral Agent, including without limitation the risk of such Second Lien Collateral Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties (except when such reliance and compliance occurs as a result of such Second Lien Collateral Agent’s gross negligence or willful misconduct). If a Borrower, a Grantor or a Second Lien Collateral Agent elects to give any First Lien Collateral Agent e-mail or fax instructions (or instructions by a similar electronic method) and such First Lien Collateral Agent in its discretion elects to act upon such instructions, such First Lien Collateral Agent’s understanding of such instructions shall be deemed controlling. No First Lien Collateral Agent shall be liable for any losses, costs or expenses arising directly or indirectly from such First Lien Collateral Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction (except when such reliance and compliance occurs as a result of such First Lien Collateral Agent’s gross negligence or willful misconduct). Each Borrower, each Grantor and each Second Lien Collateral Agent agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to any First Lien Collateral Agent, including without limitation the risk of such First Lien Collateral Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties (except when such reliance and compliance occurs as a result of such First Lien Collateral Agent’s gross negligence or willful misconduct).

Section 9.9. Further Assurances. Each First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders with respect to which such First Lien Collateral Agent is acting as Agent, and each Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, and each Borrower and each other Grantor, each agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as any First Lien Collateral Agent or any Second Lien Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement, all at the expense of the Borrowers.

Section 9.10. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 9.11. Binding on Successors and Assigns. This Agreement shall be binding upon the First Lien Collateral Agents, the First Lien Claimholders, the Second Lien Collateral Agents, the Second Lien Claimholders and their respective successors and assigns.

Section 9.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy or other electronic communication, including email, shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

Section 9.13. Representations and Warranties. (a) Each Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, hereby represents and warrants to the First Lien Claimholders as follows:

(i) Existence and Power. Such Second Lien Collateral Agent is duly organized, validly existing, and in good standing under the laws of the United States of America.

(ii) Authority. Such Second Lien Collateral Agent has the corporate trust power and authority to enter into, execute, deliver, and perform the terms of this

Agreement on its own behalf and, as provided in Second Lien Documents to which it is a party, on behalf of the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent.

(iii) Binding Agreements. This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of such Second Lien Collateral Agent enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

(b) Each First Lien Collateral Agent, for itself and on behalf of the First Lien Claimholders with respect to which such First Lien Collateral Agent is acting as Agent, hereby represents and warrants to the Second Lien Claimholders as follows:

(i) Existence and Power. Such First Lien Collateral Agent is duly organized and validly existing under the laws of its jurisdiction of organization.

(ii) Authority. Such First Lien Collateral Agent has the power and authority to enter into, execute, deliver, and perform the terms of this Agreement on its own behalf and on behalf of the First Lien Claimholders with respect to which such First Lien Collateral Agent is acting as Agent.

(iii) Binding Agreements. This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of such First Lien Collateral Agent and each of the First Lien Claimholders with respect to which such First Lien Collateral Agent is acting as Agent, enforceable against each such Person in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

Section 9.14. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of and bind each of the First Lien Claimholders and the Second Lien Claimholders. Nothing in this Agreement shall impair, as among the Borrower and the other Grantors and the First Lien Collateral Agents and the First Lien Claimholders, or as among the Borrower and the other Grantors and the Second Lien Collateral Agents and the Second Lien Claimholders, the obligations of the Borrower and the other Grantors to pay principal, interest, fees and other amounts as provided in the First Lien Documents and the Second Lien Documents, respectively.

Section 9.15. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Collateral Agents and the First Lien Claimholders on the one hand and the Second Lien Collateral Agents and the Second Lien Claimholders on the other hand. None of the Borrowers, any other Grantor or any other creditor thereof shall have any rights hereunder except as otherwise set forth in this Agreement and none of the Borrowers nor any Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of any Borrower or any other Grantor to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

Section 9.16. Second Lien Collateral Agents. Each Second Lien Collateral Agent is party to this Agreement in its capacity as collateral agent under the applicable Second Lien Documents and shall be entitled, in connection with the exercise of its rights and the performance of its duties hereunder, to all the protections, immunities and exculpations available to it under the Second Lien Documents with respect to which it is acting as Agent.

Section 9.17. Amendment and Restatement. This Agreement amends and restates the Existing Intercreditor Agreement. All references made to the Existing Intercreditor Agreement in any Credit Document or in any other instrument or document shall, without more, be deemed to refer to this Agreement. On and after the date hereof, the Existing Intercreditor Agreement shall be amended and restated in the form of this Agreement and the Existing Intercreditor Agreement shall be replaced in full by this Agreement.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

BANK OF AMERICA, N.A., as Initial First Lien Collateral Agent

By:	/s/ Steve Siravo
	Name:	Steve Siravo
	Title:	Senior Vice President

Address for Notices:

Bank of America, N.A.
2600 West Big Beaver Road
MI8-900-02-70
Troy, MI 48084
Attention: Steve Siravo
Facsimile: 312-453-4251

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

U.S. BANK, NATIONAL ASSOCIATION, as Initial Second Lien Collateral Agent

By:	/s/ Kathy L. Mitchell
	Name:	Kathy L. Mitchell
	Title:	Vice President

Address for Notices:

U.S. Bank National Association
225 Asylum Street, 23rd Floor
Hartford, CT 06103
Attn: Global Corporate Trust Services
Facsimile: 860-241-6881

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

ACKNOWLEDGMENT

Acknowledged and Agreed to by:

SUNOPTA INC.

By:	/s/ Robert McKeracher
	Name:	Robert McKeracher
	Title:	Vice President and Chief Financial Officer

SUNOPTA FOODS INC.

By:	/s/ Robert McKeracher
	Name:	Robert McKeracher
	Title:	Vice President

SUNOPTA GRAINS AND FOODS INC.

By:	/s/ Robert McKeracher
	Name:	Robert McKeracher
	Title:	Vice President

CITRUSOURCE, LLC

By:	/s/ Robert McKeracher
	Name:	Robert McKeracher
	Title:	Vice President

SUNOPTA COMPANIES INC.

By:	/s/ Robert McKeracher
	Name:	Robert McKeracher
	Title:	Vice President

[ACKNOWLEDGMENT TO INTERCREDITOR AGREEMENT]

SUNOPTA GLOBAL ORGANIC INGREDIENTS INC.

By:	/s/ Robert McKeracher
	Name:	Robert McKeracher
	Title:	Vice President

TRADIN ORGANICS USA LLC

By:	/s/ Robert McKeracher
	Name:	Robert McKeracher
	Title:	Vice President

SUNRISE HOLDINGS (DELAWARE), INC.

By:	/s/ Robert McKeracher
	Name:	Robert McKeracher
	Title:	Vice President

SUNRISE GROWERS, INC.

By:	/s/ Robert McKeracher
	Name:	Robert McKeracher
	Title:	Vice President

PACIFIC RIDGE FARMS, LLC

By:	/s/ Robert McKeracher
	Name:	Robert McKeracher
	Title:	Vice President

FARM CAPITAL INCORPORATED

By:	/s/ Robert McKeracher
	Name:	Robert McKeracher
	Title:	Vice President

[ACKNOWLEDGMENT TO INTERCREDITOR AGREEMENT]

SUNOPTA INVESTMENTS LTD.

By:	/s/ Robert McKeracher
	Name:	Robert McKeracher
	Title:	Vice President

COÖPERATIE SUNOPTA U.A.

By:	/s/ Bob Kouw
	Name:	Bob Kouw
	Title:	Authorized Signatory

By:	/s/ Gerard Versteegh
	Name:	Gerard Versteegh
	Title:	Authorized Signatory

THE ORGANIC CORPORATION B.V.

By:	/s/ Bob Kouw
	Name:	Bob Kouw
	Title:	Authorized Signatory

By:	/s/ Gerard Versteegh
	Name:	Gerard Versteegh
	Title:	Authorized Signatory

CROWN OF HOLLAND B.V.

By:	/s/ Bob Kouw
	Name:	Bob Kouw
	Title:	Authorized Signatory

By:	/s/ Gerard Versteegh
	Name:	Gerard Versteegh
	Title:	Authorized Signatory

[ACKNOWLEDGMENT TO INTERCREDITOR AGREEMENT]

TRADIN ORGANIC AGRICULTURE B.V.

By:	/s/ Bob Kouw
	Name:	Bob Kouw
	Title:	Authorized Signatory

By:	/s/ Gerard Versteegh
	Name:	Gerard Versteegh
	Title:	Authorized Signatory

TRABOCCA B.V.

By:	/s/ Bob Kouw
	Name:	Bob Kouw
	Title:	Authorized Signatory

By:	/s/ Gerard Versteegh
	Name:	Gerard Versteegh
	Title:	Authorized Signatory

[ACKNOWLEDGMENT TO INTERCREDITOR AGREEMENT]

EXHIBIT A to Intercreditor Agreement

AGREED SECURITY PRINCIPLES

SunOpta Foods and the Guarantors will use their commercially reasonable efforts to grant, or take perfection or similar actions that are required under applicable law with respect to, a second priority security interest (subject to the definition of Permitted Liens in the Second Lien Notes Indenture, the Intercreditor Agreement to which this Exhibit A is attached and these Agreed Security Principles) to each Second Lien Collateral Agent, for the benefit of itself and the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, in all assets that secure the First Lien Obligations. However, if after the use of commercially reasonable efforts, SunOpta Foods or the applicable Guarantor determines in good faith that it cannot grant such security interest to, or cannot accomplish the required or necessary perfection or similar actions under the applicable laws of any jurisdiction outside the United States and Canada for the benefit of, such Second Lien Collateral Agent, for the benefit of itself and the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, without undue burden or expense or because the laws of a particular jurisdiction do not recognize the concept of a “second priority lien”, “junior priority lien”, “second priority security interest” or “junior priority security interest,” SunOpta Foods and the Guarantors shall not be required to grant such security interest and/or accomplish such perfection or similar actions, even if a security interest has been granted to, or such perfection or similar actions have been accomplished for the benefit of, any First Lien Collateral Agent or any First Lien Claimholders (such collateral shall be referred to as “Excluded Collateral” and such excepted perfection actions shall be referred to as “Excluded Actions”).

Notwithstanding anything to the contrary contained herein, in the Intercreditor Agreement or the Second Lien Documents, the Second Lien Obligations will not be secured by any assets, and SunOpta Foods and the applicable Guarantors will not be required to accomplish any perfection or similar actions under the applicable laws of any jurisdiction for the benefit of, each Second Lien Collateral Agent, for the benefit of itself and the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, to the extent that holders of First Lien Obligations (i) are not granted a Lien on such assets or do not receive a perfected security interest in such assets under the applicable laws of any jurisdiction for any reason, (ii) waive any requirement to grant a Lien on, or accomplish perfection or similar actions under the applicable laws of any jurisdiction for, such assets or (iii) release their Lien on, or perfected security interest in, such assets (or if such Lien is automatically released) (other than in the case of this clause (iii) if such release occurs in connection with the discharge in full of all obligations owing under such First Lien Obligations which discharge (A) is not in connection with a foreclosure of, or other exercise of remedies with respect to, such assets or (B) is not in connection with a replacement or refinancing of such First Lien Obligations, it being understood that in the case of this clause (B) the Second Lien Obligations will be secured on a junior priority basis by Collateral that secures the First Lien Obligations that are outstanding after giving effect to any such replacement or refinancing, subject to these Agreed Security Principles).

For the avoidance of doubt, the following categories shall be deemed to be Excluded Collateral and/or Excluded Assets:

•	if the cost of providing such guarantee or lien and/or perfecting such security interest on a second or junior priority basis is not proportionate to the benefit accruing to the Second Lien Claimholders;

•	if there is material incremental cost or expense involved in creating, granting or perfecting a second or junior priority lien or security interest over the assets of SunOpta Foods or the applicable Guarantor in a particular category of assets and/or a particular jurisdiction, only the material assets in that category and/or jurisdiction will be subject to such lien if doing so would result in a savings of such material incremental cost or expense (it being understood that if the whole category of such assets is not material, then no actions shall be required to be taken in respect of such category and/or in such jurisdiction);

•	if providing and/or perfecting such lien on a second or junior priority basis (i) requires consent before such assets may be secured and/or perfected or (ii) where providing and/or perfecting such lien would, without the consent of a third party, give such third party the right to terminate or otherwise amend any rights, benefits and/or obligations of SunOpta Foods or the Guarantors in respect of those assets or require any of them to take any action materially adverse to their interests and (subject to certain conditions being met) in respect of either clause (i) or (ii) such consent cannot be obtained after the use of commercially reasonable efforts;

•	if providing and/or perfecting such lien on a second or junior lien basis would be prohibited by applicable law, general statutory limitations, financial assistance, corporate benefit, fraudulent preference, “thin capitalization” rules or similar matters or providing and/or perfecting security would be outside the applicable pledgor’s capacity or conflict with fiduciary duties of directors or cause material risk of personal or criminal liability after the use of commercially reasonable efforts to overcome such prohibitions (if possible);

•	if in certain jurisdictions it may be either impossible or impractical to create and/or perfect a second or junior priority lien over certain categories of assets or over all assets, such lien will not be granted and/or required to be perfected over such assets in such jurisdictions;

•	if providing and/or perfecting such lien would have a material adverse effect (as reasonably determined in good faith by SunOpta) on the ability of SunOpta or any of its Subsidiaries to conduct its operations and business in the ordinary course as otherwise permitted by the Indenture and any requirement under these Agreed Security Principles to seek consent of any person or take or not take any other action shall be subject to this principle;

•	no perfection or similar action will be required in jurisdictions where SunOpta Foods or a Guarantor is not located or organized but perfection or similar action or actions to make enforceable any lien may be required in the jurisdiction of another Subsidiary or where the assets of SunOpta Foods or such Guarantor may also be located and no perfection or similar action will be required in any supra-national registries;

•	in the case of bank or securities accounts not located in the United States or Canada, if providing such lien and/or perfecting liens thereon for the benefit of any Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, would require giving notice to the banks with whom such accounts are maintained, such notice will only be provided after the Second Lien Obligations are accelerated (it being understood that whether located in the United States, Canada or elsewhere, control agreements (or similar perfection arrangements) in favor of such Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, with respect to any Collateral shall only be required to be entered into after the discharge in full of all First Lien Obligations secured by such Collateral;

•	in the case of receivables, notification of receivables security to debtors and of liens over goods held by third parties, in each case in favor of any Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders with respect to which such Second Lien Collateral Agent is acting as Agent, will only be provided after the Second Lien Obligations are accelerated, subject to certain exceptions; and

•	if the trustee or other representative of the Second Lien Claimholders, or the applicable Second Lien Collateral Agent, as applicable, is unable to or refuses to execute the guarantee or supplemental indenture or collateral documents or otherwise cooperate in the provision of such guarantee or the granting of such liens and/or the taking of such actions required to perfect a lien in any such assets.

These Agreed Security Principles will be interpreted and applied in good faith by SunOpta and SunOpta Foods.

If SunOpta Foods or a Guarantor is not required to grant a security interest or accomplish perfection or similar actions due to the exceptions set forth in these Agreed Security Principles, SunOpta Foods or such Guarantor shall not be permitted to grant such security interest or accomplish such perfection or similar actions for the benefit of the holders of any Indebtedness of SunOpta, SunOpta Foods or a Restricted Subsidiary that is not a Foreign Subsidiary or a Canadian CFC unless such Indebtedness is Domestic Priority Debt (as each such capitalized term used in this paragraph but not defined herein is defined in the Second Lien Notes Indenture).

EXHIBIT B to Intercreditor Agreement

[FORM OF]

INTERCREDITOR AGREEMENT JOINDER

Reference is made to the Amended and Restated Intercreditor Agreement dated as of October 20, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Bank of America, N.A. (“Bank of America”), as Initial First Lien Collateral Agent, U.S. Bank National Association (“U.S. Bank”), as Initial Second Lien Collateral Agent, each Additional First Lien Collateral Agent from time to time party thereto and each Additional Second Lien Collateral Agent from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

This Intercreditor Agreement Joinder, dated as of [●] [●], 20[●] (this “Joinder”), is being delivered pursuant to requirements of the Intercreditor Agreement.

1. Joinder. The undersigned, [●], as [an Additional [First Lien][Second Lien] Collateral Agent, on behalf of itself and the applicable [First Lien][Second Lien] Claimholders], hereby agrees to become party to the Intercreditor Agreement as a [First Lien Collateral Agent][Second Lien Collateral Agent] thereunder for all purposes thereof on the terms set forth therein, and to be bound by the terms, conditions and provisions of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

2. Agreements. The undersigned [First Lien Collateral Agent][Second Lien Collateral Agent] hereby agrees, for the enforceable benefit of all existing and future First Lien Collateral Agents, First Lien Claimholders, Second Lien Collateral Agents and Second Lien Claimholders that the undersigned is (and the [First Lien][Second Lien] Claimholders represented by it are)] bound by the terms, conditions and provisions of the Intercreditor Agreement to the extent set forth therein.

3. Notice Information. The address of the undersigned [First Lien Secured Collateral Agent][Second Lien Collateral Agent] for purposes of all notices and other communications hereunder and under the Intercreditor Agreement is [●], Attention of [●] (Facsimile No. [●][, electronic mail address: [●]]).

4. Counterparts. This Joinder may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract. Delivery of an executed signature page to this Joinder by facsimile transmission or by email as a “.pdf” or “.tif” attachment shall be as effective as delivery of a manually signed counterpart of this Joinder.

5. Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Loan Document. This Joinder shall constitute a Loan Document, under and as defined in the First Lien Revolving Credit Agreement.

7. Miscellaneous. The provisions of Section 9 of the Intercreditor Agreement will apply with like effect to this Joinder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has caused this Intercreditor Agreement Joinder to be duly executed by its authorized representative, and each Agent has caused the same to be accepted by its authorized representative, as of the day and year first above written.

[NAME OF [ADDITIONAL FIRST LIEN COLLATERAL AGENT][ADDITIONAL SECOND LIEN COLLATERAL AGENT]], as [ ]

By:
Name:
Title:

Acknowledged and Agreed to by:

BANK OF AMERICA, N.A., as First Lien Collateral Agent

By:
Name:

Title:

Address: [ ]

Facsimile: [ ]

Acknowledged and Agreed to by:

U.S. BANK NATIONAL ASSOCIATION, as Second Lien Collateral Agent

By:
Name:

Title:

Address: [ ]

Facsimile: [ ]